Exhibit 13.1

CERTIFICATION

Certification required by Rule 13a-14(b) and Section 1350 of
Chapter 63 of Title 18 of the United States Code

In connection with the report of Vasogen Inc. (the “Company”) on the Form 20-F for the fiscal year ended November 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher J. Waddick, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Christopher J. Waddick
Christopher J. Waddick
President and Chief Executive Officer (Principal Executive Officer),
Vasogen Inc.

February 27, 2008